                             Letter of Transmittal
                       To Tender Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)
                                      of
                         Sylvan Learning Systems, Inc.

                       Pursuant to the Offer to Purchase
                             Dated August 10, 2000

--------------------------------------------------------------------------------
    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, SEPTEMBER 7, 2000, UNLESS THE OFFER IS
                                   EXTENDED.
--------------------------------------------------------------------------------

                       The Depositary for the offer is:

                           First Union National Bank

       By Mail:             By Overnight Delivery:        By Hand Delivery:
 First Union National      First Union National Bank     First Union National
         Bank             1525 West W.T. Harris Blvd             Bank
1525 West W.T. Harris      Charlotte, NC 28262-1153     1525 West W.T. Harris
         Blvd                                                    Blvd
 Charlotte, NC 28288-          Attn: Reorg Dept.             Building 3C3
         1153                                            Charlotte, NC 28262
                                                          Attn: Reorg Dept.
  Attn: Reorg Dept.



   This Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.
--------------------------------------------------------------------------------
                        DESCRIPTION OF SHARES TENDERED
-------------------------------------------------------------------------------

  Name(s) and Address(es) of Registered Owner(s)
  (Please fill in, if blank, exactly as name(s)           Certificate(s) Enclosed
        appear(s) on Share Certificate(s))           (attach signed list if necessary)
--------------------------------------------------------------------------------------------
                                                                   Total
                                                                 Number of
                                                                   Shares
                                                      Share     Evidenced by    Number
                                                   Certificate     Share      of Shares
                                                   Number(s)*  Certificate(s) Tendered**
                                             -----------------------------------------------
                                             -----------------------------------------------
                                             -----------------------------------------------
                                             -----------------------------------------------
                                             -----------------------------------------------
                                             -----------------------------------------------
 (Attach additional signed list if
 necessary. See Instruction 9.)
                               Total Shares

-------------------------------------------------------------------------------
 Indicate in this box the order (by certificate number) in which shares are to be purchased in the event of proration.***
 Attach additional signed list if necessary. See Instruction 9.
 1st:         2nd:         3rd:         4th:         5th:
-------------------------------------------------------------------------------
 [_] Check here if you are tendering pursuant to lost, stolen, destroyed or mutilated certificates. See affidavit on page 6, replacement insurance premium calculation on page 8 and Instruction 15.

   * DOES NOT need to be completed by shareholders tendering shares by book-entry transfer.
  ** Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered hereby. See Instruction 4.
 *** If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary.

   Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Deliveries to Sylvan will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to the Book-Entry Transfer Facility will not constitute valid delivery to the Depositary. Deliveries of this Letter of Transmittal for shares held in Sylvan's 401(k) Retirement Savings Plan or Sylvan's Employee Stock Purchase Plan will not constitute valid direction to the trustee of either of these plans to tender shares.

   This Letter of Transmittal is to be completed only if (a) certificates representing shares are to be forwarded herewith, or (b) unless an Agent's Message (as defined in the Offer to Purchase) is used or the acknowledgement required by the Automated Tender Offer Program is provided, a tender of shares is to be made concurrently by book-entry transfer to the account maintained by the Depositary at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to Section 3 of the Offer to Purchase. Shareholders who desire to tender shares pursuant to the offer, but whose share certificates are not immediately available or who cannot deliver the certificates and all other documents required by this Letter of Transmittal to the Depositary on or before the Expiration Date (as defined in the Offer to Purchase), or who cannot comply with the procedure for book-entry transfer on a timely basis, may nevertheless tender their shares pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase. See Instruction 2.

   This Letter of Transmittal may not be used for shares held in Sylvan's Employee Stock Purchase Plan. See Instruction 17. Participants in the Employee Stock Purchase Plan must follow the instructions in the "Letter to Participants in Sylvan's Employee Stock Purchase Plan" and related materials sent to them separately.

   If participants in Sylvan's Employee Stock Purchase Plan own shares apart from the Employee Stock Purchase Plan that they desire to tender, such holders must both submit this Letter of Transmittal to tender the non-employee stock purchase plan shares, and follow the instructions described in the "Letter to Participants in Sylvan's Employee Stock Purchase Plan" and related materials sent to them separately to tender shares held in their account under the Employee Stock Purchase Plan.

   This Letter of Transmittal may not be used for shares held in Sylvan's 401(k) Retirement Savings Plan. See Instruction 18. Participants in the savings plan must follow the instructions in the "Letter to Participants in Sylvan's 401(k) Retirement Savings Plan" and related materials sent to them separately. Putnam Fiduciary Trust Company, the trustee for Sylvan's 401(k) Retirement Savings Plan and holder of record, will submit one Letter of Transmittal for the savings plan on behalf of all of the tendering participants in Sylvan's 401(k) Retirement Savings Plan.

   If participants in Sylvan's 401(k) Retirement Savings Plan own shares apart from the savings plan that they desire to tender, such holders must both submit this Letter of Transmittal to tender the non-savings plan shares, and follow the instructions described in the "Letter to Participants in Sylvan's 401(k) Retirement Savings Plan" and related materials sent to them separately to tender shares allocated to their savings plan account.

  Check only one box. If more than one box is checked or if no box is checked, the shares will not be properly tendered.

               Shares Tendered at Price Determined by Shareholder
                              (See Instruction 5)

 By checking one of the following boxes below instead of the box under "Shares Tendered at a Price Determined Pursuant to the Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by Sylvan for the shares is less than the price checked below. A shareholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price.

        Price (In Dollars) per Share at Which Shares Are Being Tendered

                       [_] $13.500     [_] $14.000    [_] $14.500
                       [_] $13.625     [_] $14.125    [_] $14.625
                       [_] $13.750     [_] $14.250    [_] $14.750
                       [_] $13.875     [_] $14.375    [_] $14.875
                                                      [_] $15.000

                                       OR

           Shares Tendered at Price Determined Pursuant to the Offer
                              (See Instruction 5)

 [_]The undersigned wants to maximize the chance of having Sylvan purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by Sylvan in accordance with the terms of the offer. This action could result in receiving a price per share of as low as $13.50.

                                    Odd Lots
                              (See Instruction 8)

    To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in Sylvan's Employee Stock Purchase Plan or in Sylvan's 401(k) Retirement Savings Plan). The undersigned either (check one box):

 [_]is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

 [_]is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

    In addition, the undersigned is tendering shares either (check one box):

 [_]at the purchase price, as the same will be determined by Sylvan in accordance with the terms of the offer (persons checking this box need not indicate the price per share above); or

 [_]at the price per share indicated above in the section captioned "Price (In
    Dollars) per Share at Which Shares Are Being Tendered."


                    Conditional Tender (See Instruction 16)

    A tendering shareholder may condition his or her tender of shares upon Sylvan purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of shares you indicate below is purchased by Sylvan pursuant to the terms of the offer, none of the shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

 [_]The minimum number of shares that must be purchased, if any are purchased,
    is:             shares.


   The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Sylvan may terminate or amend the offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered. In any event, the undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated under the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" below.

   The undersigned understands that acceptance of shares by Sylvan for payment will constitute a binding agreement between the undersigned and Sylvan upon the terms and subject to the conditions of the offer.

   The check for the aggregate net purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated under the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" below. The undersigned acknowledges that Sylvan has no obligation, pursuant to the "Special Payment Instructions," to transfer any shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Sylvan does not purchase any of the shares.

 SPECIAL PAYMENT INSTRUCTIONS (See           SPECIAL DELIVERY INSTRUCTIONS
    Instructions 1, 6, 7 and 10)           (See Instructions 1, 6, 7 and 10)

  To be completed only if certifi-          To be completed only if certifi-
 cate(s) for shares not tendered           cate(s) for shares not tendered
 or not purchased and/or any check         or not purchased and/or any check
 for the purchase price are to be          for the purchase price is to be
 issued in the name of someone             mailed or sent to someone other
 other than the undersigned, or if         than the undersigned, or to the
 shares tendered hereby and deliv-         undersigned at an address other
 ered by book-entry transfer which         than that designated above.
 are not purchased are to be re-
 turned by credit to an account at         Mail:[_] Check
 the Book-Entry Transfer Facility               [_] Share Certificate(s) to:
 other than that designated above.
                                           Name: ____________________________
 Issue:[_] Check                                     (Please Print)
      [_] Share Certificate(s) to:
                                           Address :_________________________
 Name: ____________________________
           (Please Print)                  __________________________________
                                                   (Include Zip Code)
 Address: _________________________

 __________________________________
         (Include Zip Code)

 __________________________________
   (Tax Identification or Social
          Security Number)
     (See Substitute Form W-9)

 [_]Credit shares delivered by
    book-entry transfer and not
    purchased to the account set
    forth below:

 Account Number: __________________

[_]Check here if any certificate representing shares tendered hereby has been lost, stolen, destroyed or mutilated and completely fill in the following information. If you have lost certificates valued at $100,000 or more, or if these certificates are part of an estate or trust, please call First Union National Bank at (800) 829-8432 for additional instructions. Complete this form only if you cannot locate some or all of your Sylvan common stock certificate(s). Please print clearly.

                 Affidavit of Lost or Destroyed Certificate(s)

   This affidavit can only be used until the Expiration Date. After the Expiration Date please call First Union National Bank at (800) 829-8432.

                 Affidavit of Lost or Destroyed Certificate(s)

STATE OF

                                   ss.

COUNTY OF

   The undersigned (hereinafter called "Deponent"), being duly sworn, deposes and says that:

   (1) Deponent is an adult whose mailing address is:

--------------------------------------------------------------------------------
and is the owner of or is acting in a representative or fiduciary capacity with respect to certain securities (describe type of security, identification number and number of shares or face value):

   Certificate No(s):
issued by Sylvan Learning Systems, Inc. and registered in the name of: _________

   (2) Deponent further says that the aforesaid security or securities (hereinafter called the "Original," whether one or more) have been lost, stolen, destroyed or misplaced under the following circumstances: ______________

--------------------------------------------------------------------------------

   (3) That said Original (was) (was not) endorsed. (If endorsed, describe form of endorsement and state whether signature was guaranteed.)

   (4) Deponent has made or caused to be made diligent search for Original, and has been unable to find or recover same, and that Deponent was the unconditional owner of Original at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Original nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than Deponent has any right, title, claim, equity or interest in, to, or respecting Original or the proceeds thereof, except as may be set forth in Statement (5) following.

   (5) (If Deponent's interest in the Original is in a representative or fiduciary capacity, indicate below the designation of such capacity, i.e., Administrator, Executor, etc. and the title of the estate, as follows):

   Deponent is       of the estate of      ;
(Specify names of any other persons having an interest in the Original. List them below and indicate the nature of their interest, such as heir, legatee, etc.)

                       Name     Interest
                       ----     --------





   (6) Deponent makes this affidavit for the purpose of requesting and inducing Sylvan and its agents to issue new securities in substitution for the Original and Seaboard Surety Company to assume liability in respect thereof under its Indemnity Bond.

   (7) Deponent agrees that if said Original should ever come into Deponent's hands, custody or power, Deponent will immediately and without consideration surrender Original to Sylvan, its transfer agents, subscription agents, trustees or Seaboard Surety Company for cancellation.

   (8) Signed, sealed and dated:              , 2000

      Signature of Deponent

                                               Signature of Deponent

 Sworn to and subscribed before me         Sworn to and subscribed before me
 this  day of         , 2000.              this day of           , 2000.


          NOTARY PUBLIC

                                                   NOTARY PUBLIC

 (Affix Notarial Seal)

                                           (Affix Notarial Seal)

 My Commission expires:                    My Commission expires:

                         See below terms and conditions
          for shareowner lost certificate replacements under $100,000

 Replacement Insurance Premium Calculation for lost common stock certificates.

   ___________________  X            $0.29        =   _____________________
       Shares Lost         Insurance Premium Per       Total Premium Due*
                                   Share

   * The minimum premium due is $25.00

   Please make your check payable to Seaboard Surety Company and enclose it with this Letter of Transmittal.


    Terms and conditions for shareholder lost certificate replacements under
                                    $100,000

    By signing this Letter of Transmittal, I certify that I am the lawful owner of the shares described on the front of this form, that these shares have not been pledged or endorsed and that no other person, firm, corporation, agency or government has asserted any right or title, claim equity or interest in this (these) certificate(s). I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the shares represented by certificate(s), to completely indemnify, protect and hold harmless Seaboard Surety Company, Sylvan Learning Systems, Inc., First Union National Bank, and their respective affiliates collectively, from and against any and all losses, costs and damages which they may be subject to, or liable for, as a result of the action taken in honoring the affidavit provided. I agree that this form is attached to and made part of a blanket bond underwritten by Seaboard Surety Company to protect the foregoing, Sylvan and First Union National Bank. I agree to surrender the certificate(s) for its (their) cancellation if I find it (them) at any time.

 [_]Check here if tendered shares are being delivered by book-entry transfer to an account maintained by the Depositary at the Book-Entry Transfer Facility and complete the following:

 Name of Tendering Institution: _______________________________________________

 Account No.: _________________________________________________________________

 Transaction Code No.: ________________________________________________________

 [_]Check here if shares are being tendered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:

 Name(s) of Registered Holder(s): _____________________________________________

 Date of execution of Notice of Guaranteed Delivery:            , 2000

 Name of Institution that Guaranteed Delivery: ________________________________

 Window Ticket Number (if any): _______________________________________________

                    Note: Signatures must be provided below.
              Please read the accompanying instructions carefully

To First Union National Bank:

   The undersigned hereby tenders to Sylvan Learning Systems, Inc., a Maryland corporation, the above-described shares of Sylvan's common stock, $0.01 par value per share, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 10, 2000, receipt of which is hereby acknowledged, and in this Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated preferred stock purchase rights issued pursuant to the Amended and Restated Rights Agreement dated as of December 18, 1999 between Sylvan and First Union National Bank, as rights agent, and, unless the context otherwise requires, all references to shares include the associated preferred stock purchase rights.

   Subject to, and effective upon, acceptance for payment of the shares tendered in accordance with the terms and subject to the conditions of the offer, including, if the offer is extended or amended, the terms and conditions of the extension or amendment, the undersigned agrees to sell, assign and transfer to, or upon the order of, Sylvan all right, title and interest in and to all shares tendered and orders the registration of all shares if tendered by book-entry transfer and irrevocably constitute and appoint the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the shares with full knowledge that the Depositary also acts as the agent of Sylvan, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to:

     (a) deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of Sylvan upon receipt by the Depositary, as the undersigned's agent, of the purchase price with respect to the shares;

     (b) present certificates for the shares for cancellation and transfer on Sylvan's books; and

     (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the offer.

   The undersigned covenants, represents and warrants to Sylvan that:

     (1) the undersigned has full power and authority to tender, sell, assign and transfer the shares (including the associated preferred stock purchase rights) tendered hereby and when and to the extent accepted for payment, Sylvan will acquire good, marketable and unencumbered title to the tendered shares (including the associated preferred stock purchase rights), free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

     (2) the undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions will constitute the undersigned's acceptance of the terms and conditions of the offer, including the undersigned's representation and warranty that (i) the undersigned has a "net long position," within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, in the shares or equivalent securities at least equal to the shares being tendered, and (ii) the tender of shares complies with Rule 14e-4;

     (3) the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Sylvan to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered; and

     (4) the undersigned has read, understands and agrees to all of the terms of the offer.

   The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions will constitute a binding agreement between the undersigned and Sylvan upon the terms and subject to the conditions of the offer. The undersigned acknowledges that under no circumstances will Sylvan pay interest on the purchase price, including without limitation, by reason of any delay in making payment.

   All authority conferred or agreed to be conferred will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

   The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered. The certificate numbers, the number of shares represented by the certificates and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate boxes above. The price at which the shares are being tendered should be indicated in the box above.

   The undersigned understands that Sylvan will determine a single per share price, not greater than $15.00 nor less than $13.50, that it will pay for shares properly tendered, taking into account the number of shares tendered and the prices specified by tendering shareholders. Sylvan will select the lowest purchase price that will allow it to buy 6,000,000 shares or, if a lesser number of shares are properly tendered, all shares that are properly tendered and not withdrawn. All shares acquired in the offer will be acquired at the same purchase price. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased, subject to the conditions of the offer and the "odd lot" priority, proration and conditional tender provisions described in the Offer to Purchase. Shares tendered at prices in excess of the purchase price that is determined by Sylvan and shares not purchased because of proration or conditional tenders will be returned.

                                   IMPORTANT

                             SHAREHOLDERS SIGN HERE

         (Please Complete and Return the Attached Substitute Form W-9.)

   (Must be signed by the registered holder(s) exactly as such holder(s) name(s) appear(s) on certificate(s) for shares or on a security position listing or by person(s) authorized to become the registered holder(s) thereof by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

   --------------------------------------------------------------------

   --------------------------------------------------------------------
                           (Signature(s) of Owner(s))

Dated: ________________________________________________________, 2000

   Name(s): ___________________________________________________________

------------------------------------------------------------------------
                                 (Please Print)

   Capacity (full title): _____________________________________________

   Address: ___________________________________________________________

------------------------------------------------------------------------
                               (Include Zip Code)

   Daytime Area Code and Telephone Number: ____________________________

   Tax Identification or
   Social Security Number: ____________________________________________
                           (SEE SUBSTITUTE FORM W-9)

                           Guarantee of Signature(s)
                           (See Instructions 1 and 6)

   Authorized Signature: ______________________________________________

   Name: ______________________________________________________________
                                 (Please Print)

   Title: _____________________________________________________________

   Name of Firm: ______________________________________________________

   Address: ___________________________________________________________
                               (Include Zip Code)

   Area Code and Telephone Number: ____________________________________

Dated: ________________________________________________________, 2000

                        PAYER: FIRST UNION NATIONAL BANK

                        Part I--TAXPAYER
                        IDENTIFICATION NUMBER-FOR      ----------------------
 SUBSTITUTE             ALL ACCOUNTS, ENTER            Social security number
 Form W-9               TAXPAYER IDENTIFICATION                  OR
                        NUMBER IN THE BOX AT RIGHT     ----------------------
 Department of          AND CERTIFY BY SIGNING AND     Employer identification
 the Treasury           DATING BELOW.                          number
 Internal               Part II--For payees exempt from backup withholding,
 Revenue                please write "EXEMPT" here (see the enclosed
 Service                Guidelines):


                        Note: If the account is in
                        more than one name, see the
                        chart in the enclosed
                        Guidelines to determine
                        which number to give the
                        payer.
                       --------------------------------------------------------
                        -----------------------------------------------------
                       --------------------------------------------------------
 Payer's Request for    Part III--Certification--UNDER PENALTIES OF PERJURY,
 Taxpayer               I CERTIFY THAT
 Identification         (1) The number shown on this form is my correct
 Number (TIN)               Taxpayer Identification Number (or I am waiting
                            for a number to be issued to me), and
                        (2) I am not subject to backup withholding because
                            (a) I am exempt from backup withholding, (b) I
                            have not been notified by the Internal Revenue
                            Service ("IRS") that I am subject to backup
                            withholding as a result of a failure to report
                            all interest or dividends, or (c) the IRS has
                            notified me that I am no longer subject to backup
                            withholding.
                       --------------------------------------------------------
                        Certification Instructions--You must cross out item
                        (2) above if you have been notified by the IRS that you are currently subject to backup withholding be-cause of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.
                        (Also, see instructions in the enclosed Guidelines.)

                        Signature: ___________________________________________
                        Date: _______, 2000

 NOTE: Failure to complete and return this form may result in backup withholding of 31% of any payments made to you pursuant to the offer. Please review the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional details. You must complete the following certificate if you are awaiting (or will soon apply for) a taxpayer identification number.

             Certificate of Awaiting Taxpayer Identification Number

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 above (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), if I do not provide a taxpayer identification number to the Depositary within sixty (60) days, the Depositary is required to withhold 31% of all cash payments made to me thereafter until I provide a number.

 Signature ____________________________       Date: _____________, 2000

 Name (Please Print) ______________________________________________________

 Address (Please Print) ___________________________________________________

                                  INSTRUCTIONS

             Forming Part of the Terms and Conditions of the Offer.

   1. Guarantee of Signatures. No signature guarantee is required if either:

     (a) this Letter of Transmittal is signed by the registered holder of the shares (which term, for these purposes, includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares) tendered exactly as the name of the registered holder appears on the certificate(s) for the shares tendered with this Letter of Transmittal and payment and delivery are to be made directly to the owner unless the owner has completed either the box entitled "Special Payment Instructions" or "Special Delivery Instructions" above; or

     (b) the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution").

   In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 6.

   2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed only if certificates for shares are delivered with it to the Depositary (or the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or if a tender for shares is being made concurrently pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered shares must be delivered or mailed or confirmation of a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility of shares tendered electronically must be received or a valid tender through the Book-Entry Transfer Facility's Automated Tender Offer Program must be made, and in each case a properly completed and duly executed Letter of Transmittal (or manually signed facsimile of the Letter of Transmittal), including any required signature guarantees, an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth in this document and must be delivered to the Depositary on or before the Expiration Date. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

   Participants in the Book-Entry Transfer Facility may tender their shares in accordance with the Automated Tender Offer Program to the extent it is available to such participants for the shares they wish to tender. A shareholder tendering through the Automated Tender Offer Program must expressly acknowledge that the shareholder has received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such shareholder.

   Shareholders whose certificates are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary before the Expiration Date, or whose shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer, must, in any case, tender their shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of the Notice of Guaranteed Delivery) and by otherwise complying with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to that procedure, certificates for all physically tendered shares or book-entry confirmations, as the case may be, as well as this properly completed and duly executed Letter of Transmittal (or manually signed facsimile of this Letter of Transmittal), an Agent's Message in the case of a book-entry transfer or the specific acknowledgement in the case of a tender through the Automated Tender Offer Program of the Book-Entry Transfer Facility, and all other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) Nasdaq Stock Market trading days after receipt by the Depositary of the Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

   The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth therein. For shares to be tendered validly pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery on or before the Expiration Date.

   The method of delivery of all documents, including certificates for shares, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering shareholder. If delivery is by mail, Sylvan recommends that you use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

   Except as specifically permitted by Section 6 of the Offer to Purchase, Sylvan will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional shares, except as expressly provided in the Offer to Purchase. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance of their tender.

   3. Inadequate Space. If the space provided in the box entitled "Description of Shares Tendered" above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

   4. Partial Tenders and Unpurchased Shares. (Not applicable to shareholders who tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled "Number of Shares Tendered" in the box entitled "Description of Shares Tendered" above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in this Letter of Transmittal, as soon as practicable after the Expiration Date. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.

   5. Indication of Price at Which Shares are Being Tendered. For shares to be properly tendered, the shareholder must either (1) check the box next to the section captioned "Shares Tendered at Price Determined Pursuant to the Offer" in this Letter of Transmittal or (2) check one of the boxes in the section captioned "Price (In Dollars) per Share at Which Shares Are Being Tendered" in this Letter of Transmittal indicating the price at which the shareholder is tendering shares. Only one box may be checked. If more than one box is checked or if no box is checked, the shares will not be properly tendered. A shareholder wishing to tender portions of the holder's shares at different prices must complete a separate Letter of Transmittal for each price at which the holder wishes to tender each portion of the holder's shares. The same shares cannot be tendered (unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase) at more than one price.

   6. Signatures on Letter Of Transmittal; Stock Powers and Endorsements.

     (a) If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

     (b) If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

     (c) If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimile) as there are different registrations of certificates.

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

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, no endorsement(s) of certificate(s) representing the shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s). Signature(s) on the certificate(s) must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on the certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

     (e) If this Letter of Transmittal or any certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to Sylvan of his or her authority to so act.

   7. Stock Transfer Taxes. Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. Sylvan will pay any stock transfer taxes payable on the transfer to it of shares purchased pursuant to the offer. If, however, either (a) payment of the purchase price for shares tendered and accepted for purchase is to be made to any person other than the registered holder(s); (b) shares not tendered or rejected for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or (c) certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.

   8. Odd Lots. As described in Section 1 of the Offer to Purchase, if Sylvan is to purchase fewer than all shares tendered before the Expiration Date and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owned, beneficially or of record, an aggregate of fewer than 100 shares (not including any shares held in Sylvan's Employee Stock Purchase Plan or in Sylvan's 401(k) Retirement Savings Plan), and who tenders all of the holder's shares at or below the purchase price (an "Odd Lot Holder"). This preference will not be available unless the section captioned "Odd Lots" is completed.

   9. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax treatment of the purchase price for the shares purchased. See Sections 1 and 14 of the Offer to Purchase.

   10. Special Payment and Delivery Instructions. If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled "Special Payment Instructions" and/or the box entitled "Special Delivery Instructions" on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instruction 1.

   11. Irregularities. All questions as to the number of shares to be accepted, the price to be paid for the shares and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Sylvan in its sole discretion, which determination will be final and binding on all parties. Sylvan reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Sylvan's counsel, be unlawful. Sylvan also reserves the absolute right to waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and Sylvan's interpretation of the terms of the offer (including these Instructions) will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by Sylvan. Unless waived, any defects or irregularities in connection with tenders must be cured within that time as Sylvan will determine. None of Sylvan, the Dealer Manager (as defined in the Offer to Purchase), the Depositary, the Information Agent (as defined in the Offer to Purchase) or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any notice of defect or irregularity.

   12. Questions and Requests for Assistance and Additional Copies. You may request additional copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery from the Information Agent at its address and telephone numbers set forth on the back cover of the Offer to Purchase.

   13. Tax Identification Number and Backup Withholding. Federal income tax law generally requires that a shareholder whose tendered shares are accepted for purchase, or the shareholder's assignee (in either case, the "Payee"), provide the Depositary with the Payee's correct Taxpayer Identification Number ("TIN"), which, in the case of a Payee who is an individual, is the Payee's social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, the Payee may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 31% of the gross proceeds received pursuant to the offer. If withholding results in an overpayment of taxes, a refund may be obtained.

   To prevent backup withholding, each Payee must provide the Payee's correct TIN by completing the Substitute Form W-9 set forth in this document, certifying that the TIN provided is correct (or that the Payee is awaiting a TIN) and that (i) the Payee is exempt from backup withholding, (ii) the Payee has not been notified by the Internal Revenue Service that the Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Payee that the Payee is no longer subject to backup withholding.

   If the Payee lacks a TIN, the Payee should (i) consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 ("W-9 Guidelines") for instructions on applying for a TIN, (ii) write "Applied For" in the space provided in Part I of the Substitute Form W-9, and
(iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. If the Payee does not provide the Payee's TIN to the Depositary within sixty (60) days, backup withholding will begin and continue until the Payee furnishes the Payee's TIN to the Depositary. Note that writing "Applied For" on the Substitute Form W-9 means that the Payee has already applied for a TIN or that the Payee intends to apply for one in the near future.

   If shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

   Exempt Payees (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee should write "Exempt" in Part II of the Substitute Form W-9. See the enclosed Guidelines for Certification of Taxpayer Identification Number on the Substitute Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, that person must submit a completed IRS Form W-8 Certificate of Foreign Status or a Substitute Form W-8, signed under penalty of perjury attesting to the exempt status. This form may be obtained from the Depositary.

   14. Withholding For Non-United States Shareholders. Even if a Non-United States Holder (as defined in Section 14 of the accompanying Offer to Purchase) has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a Non-United States Holder or his agent unless the Depositary determines that a reduced rate of withholding is available under a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States. To obtain a reduced rate of withholding under a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form 1001. To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form 4224. A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form 4224 will generally be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the offer in the manner and to the extent described in Section 14 of the accompanying Offer to Purchase as if it were a United States Holder. The Depositary will determine a shareholder's status as a Non-United States Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form 1001 or IRS Form 4224) unless facts and circumstances indicate that reliance is not warranted. A Non- United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder meets those tests described in Section 14 of the accompanying Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

   Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

   15. Lost, Stolen, Destroyed or Mutilated Certificates. If any certificate(s) representing shares has been lost, stolen, destroyed or mutilated, the shareholder should do the following:

  . Refer to the calculation on the "Affidavit of Lost or Destroyed
    Certificate(s)" form for certificate replacements under $100,000;

  . Write a check payable to Seaboard Surety Company for the amount of the replacement premium; and

  . Return the "Affidavit of Lost or Destroyed Certificate(s)," the replacement premium check, a properly completed and executed copy of the Letter of Transmittal and any certificate(s) you may have in your possession to the Depositary.

   16. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If Sylvan is to purchase less than all of the shares tendered before the Expiration Date and not withdrawn, the Depositary will perform a preliminary proration, and any shares tendered at or below the purchase price pursuant to a conditional tender for which the condition was not satisfied by the preliminary proration will be deemed withdrawn, subject to reinstatement if such conditional tendered shares are subsequently selected by random lot for purchase subject to Sections 1 and 6 of the Offer to Purchase. Conditional tenders will be selected by lot only from shareholders who tender all of their shares. All tendered shares will be deemed unconditionally tendered unless the "Conditional Tender" box is completed. The conditional tender alternative is made available so that a shareholder may assure that the purchase of shares from the shareholder pursuant to the offer will be treated as a sale of the shares by the shareholder, rather than the payment of a dividend to the shareholder, for federal income tax purposes. Odd Lot Shares, which will not be subject to proration, cannot be conditionally tendered. It is the tendering shareholder's responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale (rather than dividend) treatment, and each shareholder is urged to consult his or her own tax advisor.

   In the event of proration, any shares tendered pursuant to a conditional tender for which the minimum requirements are not satisfied may not be accepted and thereby will be deemed withdrawn.

   17. Sylvan's Employee Stock Purchase Plan. Participants in Sylvan's Employee Stock Purchase Plan may not use this Letter of Transmittal to direct the tender of shares held in their account under the Employee

Stock Purchase Plan, but must comply with the instructions found in the "Letter to Participants in Sylvan's Employee Stock Purchase Plan" sent separately to them. Participants in the Employee Stock Purchase Plan are urged to carefully read the "Letter to Participants in Sylvan's Employee Stock Purchase Plan" and related materials sent to them.

   18. Sylvan's 401(k) Retirement Savings Plan. Participants in Sylvan's 401(k) Retirement Savings Plan may not use this Letter of Transmittal to direct the tender of shares allocated to their savings plan accounts, but must comply with the instructions found in the "Letter to Participants in Sylvan's 401(k) Retirement Savings Plan" sent separately to them. Participants in the savings plan are urged to carefully read the "Letter to Participants in Sylvan's 401(k) Retirement Savings Plan" and related materials sent to them.

   This Letter of Transmittal, properly completed and duly executed (or a manually signed facsimile of this Letter of Transmittal), together with certificates representing shares being tendered (or confirmation of book-entry transfer) and all other required documents, or a Notice of Guaranteed Delivery, must be received before 12:00 Midnight, Eastern time, on the Expiration Date. Shareholders are encouraged to return a completed Substitute Form W-9 with this Letter of Transmittal.

                    The Information Agent for the offer is:

                             D.F. King & Co., Inc.
                          77 Water Street, 20th Floor
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll Free: (800) 207-2014

                      The Dealer Manager for the offer is:

                     Credit Suisse First Boston Corporation
                             Eleven Madison Avenue
                            New York, New York 10010
                        (800) 881-8320 (Call Toll Free)

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